Exhibit 3.2
AMENDED AND RESTATED BYLAWS OF
CALLON PETROLEUM COMPANY
(the “Corporation”)
(Amended and Restated Effective as of February 22, 2019)
ARTICLE I
Offices
Section 1.1    The registered office of the Corporation in the State of Delaware shall be in the City of Wilmington, County of New Castle, State of Delaware or such other place within the State of Delaware as the Board of Directors may from time to time determine.
Section 1.2    The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.
ARTICLE II
Meetings of Stockholders
Section 2.1    All meetings of the stockholders shall be held in the City of Houston, State of Texas, at such place as may be fixed from time to time by the Board of Directors, at such other place either within or without the State of Delaware or Texas or at no place, solely by means of remote communication, in each case, as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting or in a duly executed waiver thereof.
Section 2.2    Annual meetings of stockholders shall be held at such date and time as shall be designated by the Board of Directors and stated in the notice of the meeting, at which time the stockholders shall elect a board of directors, and transact such other business as may properly be brought before the meeting. The Corporation may postpone, reschedule or cancel any previously scheduled annual meeting of stockholders.
Section 2.3    Written notice of the annual meeting stating the place, date and hour of the meeting shall be given to each stockholder entitled to vote at such meeting not less than ten nor more than sixty days before the date of the meeting.
Section 2.4    The Corporation shall prepare, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder, for any purpose germane to the meeting, which shall be open to the inspection of any stockholder during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting.
Section 2.5    Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Certificate of Incorporation, may be called by the Chairman, Chief Executive Officer or the President or by the Board of Directors or by the written order of a majority of the directors, and shall be called by the President or Secretary at the request in writing of stockholders owning 80% or more of the entire capital stock of the Corporation issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting.
Section 2.6    Written notice of a special meeting stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called, shall be given not less than ten nor more than sixty days before the date of the meeting, to each stockholder entitled to vote at such meeting. The Corporation may postpone, reschedule or cancel any previously scheduled special meeting of stockholders.

Section 2.7    Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.
Section 2.8    The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute, by the Certificate of Incorporation or by these Bylaws. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have the power to adjourn such meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. The Chairman of a meeting of the stockholders, whether or not a quorum is present, shall have the power to adjourn such meeting from time to time, without notice other than announcement at the meeting. At any adjourned meeting, any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. If a quorum is present at the original duly organized meeting of stockholders, it is also present at an adjourned session of such meeting.
Section 2.9    When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of the statutes, these Bylaws or of the Certificate of Incorporation, a different vote is required in which case such express provision shall govern and control the decision of such question.
Section 2.10    Unless otherwise provided in the Certificate of Incorporation, each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder, but no proxy shall be voted on after three years from its date, unless the proxy provides for a longer period.
Section 2.11    Subject to the rights of the holders of any series of preferred stock then outstanding, any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly-called annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing by such stockholders unless all of the stockholders entitled to vote thereon consent thereto in writing.
Section 2.12
(a)    Annual Meetings of Stockholders. Only those persons who are nominated in accordance with the procedures set forth in these Bylaws are eligible for election as directors at any meeting of stockholders. Only business that has been properly brought before a meeting of stockholders in accordance with the procedures set forth in these Bylaws shall be conducted at the meeting. Nominations of persons for election to the Board of Directors and the proposal of business to be considered by stockholders at an annual meeting of stockholders may be made only (i) pursuant to the Corporation’s notice of meeting (or any supplement thereto) in accordance with Section 2.3 of these Bylaws, (ii) by or at the direction of the Board of Directors, or (iii) by a stockholder of the Corporation who is a stockholder of record both at the time of giving of notice provided for in this section and on the record date for the determination of stockholders entitled to vote at such meeting, who is entitled to vote at the meeting and who complied with the notice procedures set forth in these Bylaws. For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (iii) of Section 2.12(a) hereof, (A) the stockholder must have given timely written notice thereof to the Secretary, in proper form as provided by Section 2.12(b) hereof, and (B) such other business must otherwise be a proper matter for stockholder action under the General Corporation Law of the State of Delaware (the “D.G.C.L.”). To be timely, a stockholder’s notice in writing and in proper form must be delivered to, or mailed to and received by, the Secretary at the principal executive offices of the Corporation not less than 120 days nor more than 150 days prior to the scheduled date for the next annual meeting of stockholders.
(b)    Stockholder Notice. To be in proper form, a stockholder’s notice to the Secretary must:
(i)    as to each person whom the stockholder (the “Noticing Stockholder”) proposes to nominate for election or re-election as a director, set forth or provide (A) the name, age, business address and residence address of such person, (B) the principal occupation or employment of such person (present and for the past five years), (C) the class or series and number of shares of capital stock of the Corporation which are, directly or indirectly, owned beneficially and of record by such person (provided that for purposes of this Section 2.12(b)(i), such person shall in all events be deemed to beneficially own any shares of any class or series and number of shares of capital stock of the Corporation as to which such person has a right to acquire beneficial ownership at any time in the future), (D) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (E) a complete and accurate description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings (whether written or oral) during the past three years, and any other material relationships, between or among such Noticing Stockholder and beneficial owner, if any, and their respective Affiliates and associates (within the meaning of Rule 12b-2 under the Exchange Act), or others acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective Affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if the Noticing Stockholder and any beneficial owner on whose behalf the nomination is made, if any, or any Affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant, (F) a notarized letter signed by such person stating his or her acceptance of the nomination by that stockholder or beneficial owner, stating his or her intention to serve as a director for the full term if elected, and consenting to being named as a nominee for director in any proxy statement relating to such election, and (G) a completed signed questionnaire, and written representation and agreement, each as required by Section 2.12(c) of these Bylaws;
(ii)    as to any business other than a nomination of a director or directors that the stockholder proposes to bring before the meeting, set forth or provide (A) a brief description of the business desired to be brought before the meeting, (B) the text of the proposal (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the Bylaws of the Corporation, the language of the proposed amendment), (C) the reasons for conducting such business at the meeting and any material interest in such business of such Noticing Stockholder and the beneficial owner, if any, on whose behalf the proposal is made, and (D) a complete and accurate description of all agreements, arrangements and understandings between such Noticing Stockholder and beneficial owner, if any, and any other person or persons (including their names and addresses) in connection with the proposal of such business by such Noticing Stockholder; and
(iii)    as to the Noticing Stockholder, and any beneficial owner on whose behalf the nomination or proposal is made (collectively with the Noticing Stockholder, the “Holders”), set forth (A) the name and address of the Noticing Stockholder as they appear on the Corporation’s books, (B) the name and address of all other Holders, if any, (C) the class or series and number of shares of the Corporation that are, directly or indirectly, owned beneficially and of record by each of the Holders (provided that for purposes of this Section 2.12(b)(iii), such person shall in all events be deemed to beneficially own any shares of any class or series and number of shares of capital stock of the Corporation as to which such person has a right to acquire beneficial ownership at any time in the future), (D) the Ownership Information (as defined below) for the Holders, (E) a representation that the Noticing Stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting, will continue to be a holder of record of stock entitled to vote at such meeting through the date of such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination, (F) a representation whether any of the Holders intends or is part of a group which intends (1) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal or elect the nominee and/or (2) otherwise to solicit proxies from stockholders in support of such proposal or nomination, and (G) the Noticing Stockholder’s representation as to the accuracy of the information set forth in the notice.
In addition to the foregoing, the Noticing Stockholder also shall provide the Corporation with any other information reasonably requested by the Corporation, including, without limitation, such other information as may be reasonably required to determine (x) the eligibility of a proposed nominee to serve as a director of the Corporation, and (y) whether such nominee qualifies as an “independent director” or “audit committee financial expert” under applicable law, securities exchange rule or regulation, or any publicly disclosed corporate governance guideline or committee charter of the Corporation.
A stockholder providing notice of any nomination or other business proposed to be brought before a meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 2.12 shall be true and correct (i) as of the record date for the meeting and (ii) as of the date that is 10 business days prior to the meeting or any adjournment, recess, rescheduling or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation not later than five business days after the record date for the meeting (in the case of the update and supplement required to be made as of the record date) and not later than seven business days prior to the date for the meeting, if practicable (or, if not practicable, on the first practicable date prior to) or any adjournment, recess, rescheduling or postponement thereof (in the case of the update and supplement required to be made as of 10 business days prior to the meeting or any adjournment, recess, rescheduling or postponement thereof).
Notwithstanding the foregoing provisions of this Section 2.12, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the Corporation and present his or her proposed business or nomination, such proposed business will not be transacted and the nomination will be disregarded, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Section 2.12, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder (or a reliable reproduction or electronic transmission of the writing) stating that such person is authorized to act for such stockholder as a proxy at the meeting of stockholders, and such person must produce proof that he or she is a duly authorized officer, manager or partner of such stockholder or such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, as well as valid government-issued photo identification, at the meeting of stockholders.
Notwithstanding the foregoing provisions of this section, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 2.12; provided, however, that any references in these Bylaws to the Exchange Act or the rules and regulations promulgated thereunder are not intended to and shall not limit any requirements applicable to nominations or proposals as to any other business to be considered pursuant to Section 2.12(a), and compliance with this Section 2.12 shall be the exclusive means for a stockholder to make nominations or submit other business (other than business properly brought under and in compliance with Rule 14a-8 of the Exchange Act or any successor provision). Nothing in this section shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.
For purposes of this section, “Ownership Information” means: (a) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole in or part from the value of any class or series of shares of the Corporation, whether or not the instrument or right is subject to settlement in the underlying class or series of shares of the Corporation or otherwise (a “Derivative Instrument”) that is directly or indirectly owned beneficially by any of the Holders and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation, (b) any proxy, contract, arrangement, understanding or relationship pursuant to which any of the Holders has a right to vote or has granted a right to vote any shares of the Corporation, (c) any short interest held by any of the Holders in any shares of the Corporation (a Holder is deemed to hold a short interest in a security if such Holder directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security), (d) any rights to dividends on shares of the Corporation owned beneficially by any of the Holders that are separated or separable from the underlying shares of the Corporation, (e) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership or limited liability company or similar entity in which any of the Holders is a general partner or, directly or indirectly, beneficially owns any interest in a general partner, is the manager, managing member of directly or indirectly beneficially owns any interest in the manager or managing member of a limited liability company or similar entity, (f) any performance-related fees (other than an asset-based fee) that any of the Holders is entitled to based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments and (g) any arrangements, rights or other interests described in the preceding clauses of this paragraph held by any member of the immediate family of any of the Holders that shares the same household with such Holder.
(c)    Questionnaire; Voting. To be eligible to be a nominee for election or reelection as a director of the Corporation pursuant to this Section 2.12, a proposed nominee must deliver (in the case of nominee nominated by a stockholder pursuant to this Section 2.12, in accordance with the time periods prescribed for delivery of notice under these Bylaws and applicable law) to the Secretary at the principal executive offices of the Corporation (i) a written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (in the form provided by the Secretary upon written request) and (ii) a written representation and agreement (in the form provided by the Secretary upon written request) that such person (A) is not and will not become a party to (1) any agreement, arrangement or understanding (whether written or oral) with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote in such capacity on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (2) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law; (B) is not and will not become a party to any agreement, arrangement or understanding (whether written or oral) with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director of the Corporation that has not been disclosed to the Corporation; (C) if elected as director of the Corporation, intends to serve for a full term and (D) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the Corporation, and will comply with all applicable law and all applicable rules of the U.S. exchanges upon which the common stock of the

Corporation is listed and all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and other guidelines of the Corporation duly adopted by the Board of Directors.
Section 2.13    At any meeting of stockholders, the Chairman or Vice Chairman (or in the event there might be more than one vice chairman, the vice chairman in the order designated by the directors or, in the absence of any designation, in the order of election) of the Corporation (in such order) shall act as the chairman of the meeting, and the stockholders shall not have the right to elect a different person as chairman of the meeting. The chairman of the meeting shall have the authority to determine (i) when the election polls shall be closed in connection with any vote to be taken at the meeting, and (ii) when the meeting shall be recessed.
ARTICLE III
Directors
Section 3.1    The business and affairs of the Corporation shall be managed by a board of directors, which shall have and may exercise all of the powers of the Corporation, except such as are expressly conferred upon the stockholders by law, by the Certificate of Incorporation or by these Bylaws. Subject to the rights of the holders of shares of any series of preferred stock then outstanding to elect additional directors under specified circumstances, the Board of Directors shall consist of no more than twenty-one persons. The number of initial directors shall be two. Thereafter, the exact number of directors within the maximum limitations as specified above shall be fixed from time to time by either (i) the Board of Directors pursuant to a resolution adopted by a majority of the entire Board of Directors, (ii) the affirmative vote of the holders of 80% or more of the voting power of all of the shares of the Corporation entitled to vote generally in the election of directors, voting together as a single class, or (iii) the Certificate of Incorporation. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director. The directors shall be divided into three classes, as nearly equal in number as possible, with the term of office of the first class to expire at the 1995 annual meeting of stockholders, the term of the second class to expire at the 1995 annual meeting of stockholders, and the term of the third class to expire at the 1997 annual meeting of stockholders, and with the members of each class to hold office until their successors have been elected and qualified. At each annual meeting of stockholders following such initial classification and election, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election. Notwithstanding the foregoing, the above provisions regarding classification of directors shall be applicable only in the event that the Board of Directors is composed of three or more directors. Election of directors need not be by written ballot.
Section 3.2    Subject to the rights of the holders of any series of preferred stock then outstanding, any director, or the entire Board of Directors, may be removed from office at any time only for cause and only by the affirmative vote of the holders of 80% or more of the voting power of all of the shares of the Corporation entitled to vote generally in the election of directors, voting together as a single class. “Cause” shall be exclusively defined to mean: (a) conviction of a felony, (b) proof beyond a reasonable doubt of the gross negligence or willful misconduct of such director which is materially detrimental to the Corporation, or (c) proof beyond a reasonable doubt of a breach of fiduciary duty of such director which is materially detrimental to the Corporation.
Section 3.3    Subject to the rights of holders of any series of any preferred stock then outstanding, newly-created directorships resulting from any increase in the authorized number of directors and any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause may be filled by a majority vote of the directors then in office even though less than a quorum or by a sole remaining director and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and shall qualify, unless sooner displaced. If there are no directors in office, then an election of directors may be held in the manner provided by statute.
Meetings of the Board of Directors
Section 3.4    The Board of Directors of the Corporation may hold meetings, both regular and special, either within or without the State of Delaware.
Section 3.5    The first meeting of each newly elected Board of Directors shall be held immediately after the annual meeting at which such directors were elected at the principal executive offices of the Corporation or at such other location as determined by the Chairman of the Board.
Section 3.6    Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the Board.

Section 3.7    Special meetings of the Board may be called by the Chairman of the Board on two days’ notice to each director, either personally or by electronic transmission. Special meetings shall be called by the President or Secretary in like manner and on like notice on the written request of a majority of the directors (unless the Board consists of only one director; in which case special meetings shall be called by the President or Secretary in like manner and on like notice on the written request of the sole director).
Section 3.8    At all meetings of the Board, a majority of the directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute, these Bylaws or by the Certificate of Incorporation. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.
Section 3.9    Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board or committee, as the case may be, consent thereto in writing or by electronic transmission, and the writings or electronic transmissions are filed with the minutes of proceedings of the Board or committee.
Section 3.10    Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any committee, by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.
Committees of Directors
Section 3.11    The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.
In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.
Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to the following matters: (i) approving or adopting, or recommending to the stockholders, any action or matter expressly required by the D.G.C.L. to be submitted to stockholders for approval (other than recommending the election or removal of directors) or (ii) adopting, amending, or repealing any Bylaw of the Corporation. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.
Section 3.12    Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required consistent with any rules or procedures determined by the Board with respect to such committee.
Compensation of Directors
Section 3.13    Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, the Board of Directors shall have the authority to fix the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.
ARTICLE IV
Notices
Section 4.1    Whenever, under the provisions of the statutes or of the Certificate of Incorporation or of these Bylaws, notice is required to be given to any director or stockholder, it shall not be construed or mean personal notice, but such notice may be given in writing, by mail, addressed to such director or stockholder, at his address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to directors may also be given by electronic transmission.
Section 4.2    Whenever any notice is required to be given under the provisions of the statutes or of the Certificate of Incorporation or of these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, or a waiver by electronic transmission by the person entitled thereto, whether before or after the time stated therein, shall be deemed equivalent thereto.
ARTICLE V
Officers
Section 5.1    The officers of the Corporation shall be chosen by the Board of Directors and shall consist of a chairman of the board, a president and a secretary. The Board of Directors, or a designated committee thereof, may also appoint a chief executive officer, one or more vice presidents, one or more vice chairmen of the board, a treasurer and such other additional officers as the Board of Directors shall determine to be necessary. The Board of Directors, or a designated committee thereof, may also choose assistant vice presidents and one or more assistant secretaries and assistant treasurers. Any number of offices may be held by the same person, unless the Certificate of Incorporation or these Bylaws otherwise provide. The Chairman shall be elected from among the directors.
Section 5.2    The Board of Directors or a committee thereof may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board.
Section 5.3    The salaries of all officers and agents of the Corporation shall be fixed by the Board of Directors or a committee thereof.
Section 5.4    The officers of the Corporation shall hold office until their successors are chosen and qualify. Any officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors then in office. Such removal shall be without prejudice to the contract rights, if any, of the person so removed, provided, however, that the election or appointment of an officer shall not, of itself, create contract rights. Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors or a designated committee thereof.
Chairman of the Board
Section 5.5    The Chairman of the Board shall preside at all meetings of the Board of Directors and of the stockholders of the Corporation. The Chairman shall formulate and submit to the Board of Directors or a committee designated thereby matters of general policy of the Corporation and shall perform such other duties as usually appertain to the office or as may be prescribed by the Board of Directors.
The Vice Chairman
Section 5.6    The Board may appoint a Vice Chairman, who shall, in the absence of the Chairman, preside at all meetings of the Board of Directors and of the stockholders. In the event there may be more than one vice chairman, the vice chairman in the order designated by the directors shall preside in the Chairman’s absence and, in the absence of any designation, in the order of election. The Vice Chairman shall perform such other duties and have such other powers as the Chairman, or the Board of Directors may from time to time prescribe.
The Chief Executive Officer
Section 5.7    The Board may appoint a Chief Executive Officer who shall be the senior officer of the Corporation and shall perform such duties as usually pertain to the office or as may be prescribed by the Board of Directors.
The President
Section 5.8    The President, subject to the control of the Board of Directors, shall have general and active management of the business of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. The President shall keep the Board of Directors fully informed and shall consult them concerning the business of the Corporation.

Section 5.9    He or she shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation.
The Vice Presidents
Section 5.10    The Board may appoint one or more Vice Presidents. In the absence of the President or in the event of his inability or refusal to act, the Vice President (or in the event there be more than one vice president, the vice presidents in the order designated by the directors, or in the absence of any designation, then in the order of their election) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. The Vice Presidents shall perform such other duties and have such other powers as the President, the Board of Directors or any committee of the Board of Directors may from time to time prescribe.
The Secretary and Assistant Secretary
Section 5.11    The Secretary shall attend all meetings of the Board of Directors and all meetings of the stockholders and record all the proceedings of the meetings of the Corporation and of the Board of Directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or President, under whose supervision he shall be. The Secretary shall have custody of the corporate seal of the Corporation and he, or any assistant secretary, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by his signature or by the signature of such assistant secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his signature.
Section 5.12    The Board may appoint one or more Assistant Secretaries. The Assistant Secretary (or if there be more than one, the assistant secretaries in the order designated by the Board of Directors or if there be no such designation, then in the order of their election) shall, in the absence of the Secretary or in the event of his inability or refusal to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.
The Treasurer and Assistant Treasurers
Section 5.13    The Board may appoint a Treasurer. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all monies and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors.
Section 5.14    The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors, at its regular meetings or when the Board of Directors so requires, an account of all his transactions as Treasurer and of the financial condition of the Corporation.
Section 5.15    If required by the Board of Directors, the Treasurer shall give the Corporation a bond (which shall be renewed every six (6) years) in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.
Section 5.16    The Board may appoint one or more assistant treasurers. The Assistant Treasurer (or if there be more than one, the assistant treasurers in the order designated by the Board of Directors or if there be no such designation then in the order of their election) shall, in the absence of the Treasurer or in the event of his inability or refusal to act, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.
ARTICLE VI
Certificates for Shares
Section 6.1    The shares of the Corporation shall be represented by a certificate or shall be uncertificated. Certificates shall be signed by, or in the name of the Corporation by, the Chairman or Vice Chairman of the Board of Directors, or the President or Vice President and the Treasurer or an assistant treasurer, or the Secretary or an assistant secretary of the Corporation.

Upon the face or back of each stock certificate issued to represent any partially paid shares, or upon the books and records of the Corporation in the case of uncertificated partially paid shares, shall be set forth the total amount of the consideration to be paid therefor and the amount paid thereon shall be stated. Certificates shall also contain such legends or statements as may be required by law and any agreement between the Corporation and the holder thereof.
If the Corporation shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualification, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, provided that, except as otherwise provided in Section 202 of the Act, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.
Within a reasonable time after the issuance or transfer of uncertificated stock, the Corporation shall send to the registered owner thereof a written notice containing the information required to be set forth or stated on certificates pursuant to Section 151, 156, 202(a) or 218(a) of the Act or a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations preferences and relative participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.
Section 6.2    Any or all the signatures on a certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.
Lost Certificates
Section 6.3    The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates or uncertificated shares, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.
Transfer of Stock
Section 6.4    Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books. Upon receipt of proper transfer instructions from the registered owner of uncertificated shares such uncertificated shares shall be cancelled and issuance of new equivalent uncertificated shares or uncertificated shares shall be made to the person entitled thereto and the transaction shall be recorded upon the books of the Corporation. Transfers of shares shall be made only on the books of the Corporation by the registered holder thereof, or by his attorney thereunto authorized by power of attorney and filed with the Secretary of the Corporation or the transfer agent.
Section 6.5    Every stockholder or transferee shall furnish the Secretary or a transfer agent with the address to which notice of meetings and all other notices may be served upon or mailed to him or her, and in default thereof, he or she shall not be entitled to service or mailing of any such notice.
Fixing Record Date
Section 6.6    In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.
Registered Stockholders
Section 6.7    The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, to vote as such owner, and to hold such person registered on its books liable for coils and assessments as the owner of such shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.
ARTICLE VII
Miscellaneous/Dividends
Section 7.1    Dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation, if any, and applicable law, may be declared by the Board of Directors at any regular or special meeting. Dividends may be paid in cash, in property or in shares of capital stock, subject to the provisions of the Certificate of Incorporation.
Section 7.2    Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the directors shall determine to be in the interest of the Corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.
Annual Statement
Section 7.3    The Board of Directors shall present at each annual meeting, and at any special meeting of the stockholders when called for by vote of the stockholders, a full and clear statement of the business and condition of the Corporation.
Checks
Section 7.4    All checks, demands, drafts, or other orders for payment of money, notes or other evidences of indebtedness issued in the name of the Corporation, shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.
Contracts
Section 7.5    The Board of Directors may authorize any officer, officers, agent, or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.
Deposits
Section 7.6    All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies, or other depositories as the Board of Directors or officers may select.
Fiscal Year
Section 7.7    The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.
Facsimile and Electronic Signatures
Section 7.8    In addition to the provisions for use of facsimile or electronic signatures elsewhere specifically authorized in these Bylaws, facsimile or electronic signatures of any officer or officers of the Corporation may be used whenever and as authorized by the Board or a committee thereof, the Chairman of the Board or the President and Chief Executive Officer.
Seal
Section 7.9    The corporate seal, if any, shall have inscribed thereon the name of the Corporation, the year of its organization and the words “Corporate Seal, Delaware”. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

ARTICLE VIII
Amendments
Section 8.1    The Board of Directors or the holders of a majority of the shares may amend or repeal these Bylaws or adopt new Bylaws, provided that, notwithstanding any other provision contained in these Bylaws to the contrary, Sections 2.5, 2.11, 2.12 and 2.13 of Article II, Sections 3.1 and 3.2 of Article III, and this Article VIII of these Bylaws may be amended, supplemented, or repealed only by the affirmative vote of 80% or more of all of the shares of the Corporation entitled to vote generally in the election of directors, voting together as a single class.
ARTICLE IX
Indemnification
Section 9.1    (a) Subject to Section 9.3, the Corporation shall indemnify, to the full extent that it shall have power under applicable law to do so and in a manner permitted by such law, any person who is made or threatened to be made a party to or is otherwise involved (as a witness or otherwise) in any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (hereinafter, a “Proceeding”), by reason of the fact that such person is or was a director or officer of the Corporation, or while serving as a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, including service with respect to an employee benefit plan (collectively, “Another Enterprise”), against expenses (including attorneys’ fees), judgments, fines (including ERISA excise taxes or penalties) and amounts paid in settlement actually and reasonably incurred by him or her in connection with such Proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.
(b)    Subject to Section 9.3, the Corporation shall indemnify, to the full extent that it shall have power under applicable law to do so and in a manner permitted by such law, any person who is made or threatened to be made a party to or is otherwise involved (as a witness or otherwise) in any threatened, pending, or completed Proceeding, by reason of the fact that such person is or was an employee of the Corporation, or while not serving as an employee of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee, or agent of Another Enterprise, against expenses (including attorneys’ fees), judgments, fines (including ERISA excise taxes or penalties) and amounts paid in settlement actually and reasonably incurred by him or her in connection with such Proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful, unless the Board determines in its sole discretion that the action or inaction of such employee constitutes gross negligence, willful misconduct or a criminal act by such person.
(c)    To the extent that a present or former director, officer or employee of the Corporation has been successful on the merits or otherwise in defense of any threatened, pending, or completed Proceeding referred to in Section 145(a) or (b) of the D.G.C.L., or in defense of any claim, issue, or matter therein, he or she shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection therewith.
(d)    The termination of any Proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendre or its equivalent, shall not, of itself, create a presumption that the person seeking indemnification did not act in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.
Advancement of Expenses
Section 9.2    (a) Subject to Section 9.3, with respect to any person who is made or threatened to be made a party to or is otherwise involved (as a witness or otherwise) in any threatened, pending, or completed Proceeding, by reason of the fact that such person is or was a director or officer of the Corporation or while serving as a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee, or agent of Another Enterprise, the Corporation shall pay the expenses (including attorneys’ fees) incurred by such person in defending any such Proceeding in advance of its final disposition (hereinafter an “advancement of expenses”); provided, however, that any advancement of expenses shall be made only upon receipt of an undertaking (hereinafter an “undertaking”) by such person to repay all amounts advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such person is not entitled to be indemnified for such expenses under this Article IX or otherwise.

(b)    Subject to Section 9.3, with respect to any person who is made or threatened to be made a party to or is otherwise involved (as a witness or otherwise) in any threatened, pending, or completed Proceeding, by reason of the fact that such person is or was an employee of the Corporation or while serving as an employee of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee, or agent of Another Enterprise, the Corporation may, in its discretion and upon such terms and conditions, if any, as the Corporation deems appropriate, pay the expenses (including attorneys’ fees) incurred by such person in defending any such Proceeding in advance of its final disposition; provided however, that any advancement of expenses shall be made only upon receipt of an undertaking by such person to repay all amounts advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such person is not entitled to be indemnified for such expenses under this Article IX or otherwise.
Actions Initiated Against the Corporation
Section 9.3    Anything in Section 9.1 or Section 9.2 to the contrary notwithstanding, except as provided in Section 9.5, with respect to a Proceeding initiated against the Corporation by a person who is or was a director, officer or employee of the Corporation (whether initiated by such person in or by reason of such capacity or in or by reason of any other capacity, including as a director, officer, employee, or agent of Another Enterprise), the Corporation shall not be required to indemnify or to advance expenses (including attorneys’ fees) to such person in connection with prosecuting such Proceeding (or part thereof) or in defending any counterclaim, cross-claim, affirmative defense, or like claim of the Corporation in such Proceeding (or part thereof) unless such Proceeding was authorized in advance by the Board of Directors.
Contract Rights
Section 9.4    The rights to indemnification and advancement of expenses conferred upon any current or former director, officer or employee of the Corporation pursuant to this Article IX (whether by reason of the fact that such person is or was a director, officer or employee of the Corporation, or while serving as a director, officer or employee of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee, or agent of Another Enterprise) shall be contract rights, shall vest when such person becomes a director, officer or employee of the Corporation, and shall continue as vested contract rights even if such person ceases to be a director, officer or employee of the Corporation. Any amendment, repeal, or modification of, or adoption of any provision inconsistent with, this Article IX (or any provision hereof) shall not adversely affect any right to indemnification or advancement of expenses granted to any person pursuant hereto with respect to any act or omission of such person occurring prior to the time of such amendment, repeal, modification, or adoption (regardless of whether the Proceeding relating to such acts or omissions, or any proceeding relating to such person’s rights to indemnification or to advancement of expenses, is commenced before or after the time of such amendment, repeal, modification, or adoption), and any such amendment, repeal, modification, or adoption that would adversely affect such person’s rights to indemnification or advancement of expenses hereunder shall be ineffective as to such person, except with respect to any threatened, pending, or completed Proceeding that relates to or arises from (and only to the extent such Proceeding relates to or arises from) any act or omission of such person occurring after the effective time of such amendment, repeal, modification, or adoption.
Claims
Section 9.5    (a) If (X) a claim under Section 9.1 with respect to any right to indemnification is not paid in full by the Corporation within sixty days after a written demand has been received by the Corporation or (Y) a claim under Section 9.2 with respect to any right to the advancement of expenses is not paid in full by the Corporation within 20 days after a written demand has been received by the Corporation, then the person seeking to enforce a right to indemnification or to an advancement of expenses, as the case may be, may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim.
(b)    If successful in whole or in part in any suit brought pursuant to Section 9.5(a), or in a suit brought by the Corporation to recover an advancement of expenses (whether pursuant to the terms of an undertaking or otherwise), the person seeking to enforce a right to indemnification or an advancement of expenses hereunder or the person from whom the Corporation sought to recover an advancement of expenses, as the case may be, shall be entitled to be paid by the Corporation the reasonable expenses (including attorneys’ fees) of prosecuting or defending such suit.
(c)    In any suit brought by a person seeking to enforce a right to indemnification hereunder (but not a suit brought by a person seeking to enforce a right to an advancement of expenses hereunder), it shall be a defense that the person seeking to enforce a right to indemnification has not met any applicable standard for indemnification under applicable law. With respect to any suit brought by a person seeking to enforce a right to indemnification or right to advancement of expenses hereunder or any suit brought by the Corporation to recover an advancement of expenses (whether pursuant to the terms of an undertaking or otherwise), neither (i) the failure of the Corporation to have made a determination prior to commencement of such suit that indemnification of such person is proper in the circumstances because such person has met the applicable standards of conduct under applicable law, nor (ii) an actual determination by the Corporation that such person has not met such applicable standards of conduct, shall create a presumption that such person has not met the applicable standards of conduct other than a determination by the Board pursuant to Section 9.1(b) in respect of whether such person’s actions or inactions constitute gross negligence, willful misconduct or a criminal act, or, in a case brought by such person seeking to enforce a right to indemnification, be a defense to such suit.
(d)    In any suit brought by a person seeking to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses (whether pursuant to the terms of an undertaking or otherwise), the burden shall be on the Corporation to prove that the person seeking to enforce a right to indemnification or to an advancement of expenses or the person from whom the Corporation seeks to recover an advancement of expenses is not entitled to be indemnified, or to such an advancement of expenses, under this Article IX or otherwise.
Determination of Entitlement to Indemnification
Section 9.6    Any indemnification required or permitted under this Article IX (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because he or she has met all applicable standards of conduct set forth in this Article IX and Section 145 of the D.G.C.L. Such determination shall be made, with respect to a person who is a director or officer of the Corporation at the time of such determination, (i) by a majority vote of the directors who are not parties to such Proceeding, even though less than a quorum; (ii) by a committee of such directors designated by majority vote of such directors, even though less than a quorum; (iii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion; or (iv) by the stockholders. Such determination shall be made, with respect to any person who is not a director or officer of the Corporation at the time of such determination, in the manner determined by the Board of Directors (including in such manner as may be set forth in any general or specific action of the Board of Directors applicable to indemnification claims by such person) or in the manner set forth in any agreement to which such person and the Corporation are parties.
Nonexclusivity of Rights
Section 9.7    The rights of indemnification and advancement of expenses as provided by this Article IX shall not be deemed exclusive of any other rights to any person may at any time be entitled under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be such director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such person.
Insurance and Subrogation
Section 9.8    The Corporation may maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of Another Enterprise against any liability asserted against such person and incurred by such person in any capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Article IX or otherwise.
Severability
Section 9.9    If any provision or provisions of this Article IX shall be held to be invalid, illegal, or unenforceable for any reason whatsoever: (1) the validity, legality, and enforceability of the remaining provisions of this Article IX (including, without limitation, each portion of any paragraph or clause containing any such provision held to be invalid, illegal, or unenforceable, that is not itself held to be invalid, illegal, or unenforceable) shall not in any way be affected or impaired thereby; and (2) to the fullest extent possible, the provisions of this Article IX (including, without limitation, each such portion of any paragraph or clause containing any such provision held to be invalid, illegal, or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal, or unenforceable.
Miscellaneous
Section 9.10    For purposes of this Article IX: (a) references to serving at the request of the Corporation as a director or officer of Another Enterprise shall include any service as a director or officer of the Corporation that imposes duties on, or involves services by, such director or officer with respect to an employee benefit plan; (b) references to serving at the request of the Corporation as an employee or agent of Another Enterprise shall include any service as an employee or agent of the Corporation that imposes duties on, or involves services by, such employee or agent with respect to an employee benefit plan; (c) a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner not opposed to the best interests of the Corporation; and (d) references to a director of Another Enterprise shall include, in the case of any entity that is not managed by a board of directors, such other position, such as manager or trustee or member of the governing body of such entity, that entails responsibility for the management and direction of such entity’s affairs, including, without limitation, general partner of any partnership (general or limited) and manager or managing member of any limited liability company.
ARTICLE X
Exclusive Forum
Section 10.1    Unless the Corporation consents in writing to the selection of an alternative forum, the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the Corporation, (b) any action or proceeding asserting a claim of breach of a fiduciary duty owed by any current or former director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (c) any action or proceeding asserting a claim against the Corporation or any current or former director or officer or other employee of the Corporation arising pursuant to any provision of the D.G.C.L., the Corporation’s Certificate of Incorporation or these Bylaws (as each may be amended from time to time), (d) any action or proceeding asserting a claim against the Corporation or any current or former director or officer or other employee of the Corporation governed by the internal affairs doctrine, or (e) any action or proceeding as to which the D.G.C.L. confers jurisdiction on the Court of Chancery of the State of Delaware (the “Court of Chancery”), shall be the Court of Chancery or, if and only if the Court of Chancery lacks subject matter jurisdiction, any state court located within the State of Delaware or, if and only if such state courts lack subject matter jurisdiction, the federal district court for the District of Delaware), in all cases to the fullest extent permitted by law and subject to the court’s having personal jurisdiction over the indispensable parties named as defendants. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provision of this Section 10.1.
ARTICLE XI
Emergency Bylaws
Section 11.1    During periods of emergency resulting from an attack on the United States or on a locality in which the Corporation conducts its business or customarily holds meetings of its Board of Directors or its stockholders, or during any nuclear or atomic disaster, or during the existence of any catastrophe, or other similar emergency condition, the provisions of this Article XI shall apply notwithstanding any different provisions elsewhere contained in these Bylaws.
Section 11.2    Whenever, during such emergency and as a result thereof, a quorum of the Board of Directors or a standing or special committee thereof cannot readily be convened for action, a meeting of such Board of Directors or committee thereof may be called by any officer of the Corporation or director by a notice of the time and place given only to such of the directors as it may be feasible to reach at the time and by such means as may be feasible at the time, including publications or radio. Three directors in attendance at the meeting shall constitute a quorum; provided, however, that the officers of the Corporation or other persons present who have been designated on a list approved by the Board of Directors before the emergency, all in such order of priority and subject to such conditions and for such period of time as may be provided in the resolution approving such list, or in the absence of such a resolution, the officers of the Corporation who are present, in order of rank, and within the same rank in order of seniority, shall to the extent required to provide a quorum be deemed directors for such meeting.
Section 11.3    The Board of Directors, both before or during any such emergency, may provide and modify lines of succession in the event that during such emergency any or all officers or agents of the Corporation shall for any reason be rendered incapable of discharging their duties.
Section 11.4    The Board of Directors, both before or during any such emergency, may, effective as of the emergency, change the principal executive office or designate several alternative principal executive offices or regional offices or authorize the officers of the Corporation so to do.
Section 11.5    No director or officer or employee of the Corporation acting in accordance with this Article XI shall be liable for any act or failure to act, except for willful misconduct.
Section 11.6    To the extent not inconsistent with this Article XI, all other Articles of these Bylaws shall remain in effect during any emergency described in this Article XI and, upon termination of the emergency, the provisions of this Article XI shall cease to be operative.